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                             IAT MULTIMEDIA, INC.
                          Geschaftshaus Wasserschloss
                                 Aaretrasse 17
                            CH-5300 Vogelsang-Turgi
                                  Switzerland


                                                              July 18, 1997


Mr. Arnold J. Wasserman
Arnold J. Wasserman Companies
1 Brookwood Drive
West Caldwell, New Jersey 07006

         Re:      IAT Multimedia, Inc.
                  ------------------------

Dear Arnold:

         IAT Multimedia, Inc. (the "Company") and you have agreed that upon countersigning this letter in the space therefor provided you will be a consultant to the Company from the date hereof until July 18, 2000 unless terminated prior to such date by either party upon thirty days written notice.

         As a consultant to the Company you will provide marketing and business related services to the Company over the term of this agreement in consideration for the issuance of options to purchase a total of 70,000 shares of Common Stock of the Company at an exercise price of $5.00 per share. The options will have a five year term and will vest over a three year term as follows: (i) options to purchase 40,000 shares will vest on the date of this agreement, (ii) options to purchase 15,000 shares will vest on July 17, 1998, and (iii) options to purchase 15,000 shares will vest on July 17, 1999, provided, however, that in the event you are no longer a consultant to the Company any unvested options will be forfeited. You agree to enter into a stock option agreement to provide for further terms including piggy-back registration rights and cashless option exercise.

         In addition, the Company requests that you to provide services with respect to every aspect of its operations in the United States commencing on October 1, 1997. You will be paid $5000 per month by the Company for five days of such services per month, payable quarterly. In the event the Company requests additional services, you will bill the Company at a rate of $800 per day, payable at the end of the quarter. You will also be reimbursed for your expenses, provided, however, that any expense item exceeding $500 requires approval from



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Mr. Arnold J. Wasserman
July 18, 1997
Page 2


either Mr. Agam or Mr. Vogt prior to incurrence.

                                          Sincerely,
                                          IAT MULTIMEDIA, INC.

                                          By:/s/ Jacob Agam
                                             -------------------------------
                                                   Jacob Agam
                                                   Co-Chairman


                                          By:/s/ Viktor Vogt
                                             -------------------------------
                                                   Viktor Vogt
                                                   Co-Chairman

AGREED:

/s/ Arnold J. Wasserman
-------------------------------------
Arnold J. Wasserman